                                                            Exhibit K-23
                                                AES Foreign Breakout for Generation,
                                                    Power Plants and Distribution
------------------------------------------------------------------------------------------------------------------------------------
                                                         THE AES CORPORATION
------------------------------------------------------------------------------------------------------------------------------------
AES                           1991   1992   1993   1994   1995       1996       1997        1998     6/30/99    12/31/99        2000
------------------------------------------------------------------------------------------------------------------------------------
  GENERATION - IN OPERATION
  Capacity (MW)                889  1,829  2,479  2,505  3,383      9,655     17,682      23,086      26,466      27,798      31,892
    Foreign                      0    760  1,410  1,436  2,314      8,586     16,613      18,061      20,017      20,017      24,111
    Domestic                   889  1,069  1,069  1,069  1,069      1,069      1,069       5,025       6,449       7,781       7,781
    Percentage Foreign          0%    42%    57%    57%    68%        89%        94%         78%         76%         72%         76%
------------------------------------------------------------------------------------------------------------------------------------
  AES Equity (MW)              864  1,401  1,850  1,863  2,221      6,429      9,697      14,596      17,618      18,950      21,251
    Foreign                      0    357    806    819  1,177      5,385      8,653       9,596      11,194      11,194      13,495
    Domestic                   864  1,044  1,044  1,044  1,044      1,044      1,044       5,000       6,424       7,756       7,756
    Percentage Foreign          0%    25%    44%    44%    53%        84%        89%         66%         64%         59%         64%
------------------------------------------------------------------------------------------------------------------------------------
  NUMBER OF PLANTS - IN
  OPERATION                      5      8      9     10     15         26         75          85          96         101         107
  ---------------------
    Foreign                      0      2      3      4      9         20         69          76          81          81          87
    Domestic                     5      6      6      6      6          6          6           9          15          20          20
    Percentage Foreign          0%    25%    33%    40%    60%        77%        92%         89%         84%         80%         81%
------------------------------------------------------------------------------------------------------------------------------------
  DISTRIBUTION COMPANIES
  Number of Customers            0      0      0      0      0  2,700,000  8,197,000  12,982,000  13,622,000  13,874,800  13,874,800
    Foreign                      0      0      0      0      0  2,700,000  8,197,000  12,982,000  13,622,000  13,622,000  13,622,000
    Domestic                     0      0      0      0      0          0          0           0           0     252,800     252,800
  Percentage Foreign            0%     0%     0%     0%     0%       100%       100%        100%        100%         98%         98%
------------------------------------------------------------------------------------------------------------------------------------
  AES Equity                     0      0      0      0      0    371,250  2,407,550   3,139,527   3,552,027   3,944,938   3,944,938
    Foreign                      0      0      0      0      0    371,250  2,407,550   3,139,527   3,552,027   3,692,138   3,692,138
    Domestic                     0      0      0      0      0          0          0           0           0     252,800     252,800
  Percentage Foreign            0%     0%     0%     0%     0%       100%       100%        100%        100%         94%         94%
------------------------------------------------------------------------------------------------------------------------------------
  GWH                            0      0      0      0      0     19,981     64,686     102,036     106,890     113,042     113,042
    Foreign                      0      0      0      0      0     19,981     64,686     102,036     106,890     106,890     106,890
    Domestic                     0      0      0      0      0          0          0           0           0       6,152       6,152
  Percentage Foreign            0%     0%     0%     0%     0%       100%       100%        100%        100%         95%         95%
------------------------------------------------------------------------------------------------------------------------------------
  AES Equity GWH                 0      0      0      0      0      2,747     19,808      24,950      27,927      35,170      35,170
    Foreign                      0      0      0      0      0      2,747     19,808      24,950      27,927      29,018      29,018
    Domestic                     0      0      0      0      0          0          0           0           0       6,152       6,152
  Percentage Foreign            0%     0%     0%     0%     0%       100%       100%        100%        100%         83%         83%
------------------------------------------------------------------------------------------------------------------------------------

                                  Total AES MW

                              [Vertical Bar Chart]

X-axis (bottom of chart): Years 1991 through and including 2000.

Y-axis (left side of chart): Megawatt capacity of AES power plants (listed in increments of 2,000 megawatts between and including 0 and 26,000 megawatts).

[Bar Chart lists two sets of data (i) megawatt capacity of foreign AES power plants and (ii) megawatt capacity of domestic AES power plants. Foreign capacity is represented by blue bars and domestic capacity is represented by yellow bars.]

                                       Foreign                  Domestic
         Year                          Capacity                 Capacity
         ----                          --------                 --------
                                        (MW)                       (MW)
         1991                                 0                      889
         1992                               760                    1,069
         1993                             1,410                    1,069
         1994                             1,436                    1,069
         1995                             2,314                    1,069
         1996                             8,586                    1,069
         1997                            16,613                    1,069
         1998                            18,061                    5,025
      6/30/99                            20,017                    6,449
     12/31/99                            20,017                    7,781
         2000                            24,111                    7,781

                                  AES Equity MW

                              [Vertical Bar Chart]

X-axis (bottom of chart): Years 1991 through and including 2000.

Y-axis (left side of chart): Megawatt capacity of AES power plants in terms of AES equity in such plants (listed in increments of 1,000 megawatts between and including 0 and 14,000 megawatts).

[Bar Chart lists two sets of data (i) megawatt capacity of foreign AES power plants in terms of AES equity in such plants and (ii) megawatt capacity of domestic AES power plants in terms of AES equity in such plants. Foreign capacity is represented by blue bars and domestic capacity is represented by yellow bars.]

                                       Foreign                  Domestic
         Year                          Capacity                 Capacity
         ----                          --------                 --------
                                        (MW)                       (MW)
         1991                                 0                      864
         1992                               357                    1,044
         1993                               806                    1,044
         1994                               819                    1,044
         1995                             1,177                    1,044
         1996                             5,385                    1,044
         1997                             8,653                    1,044
         1998                             9,596                    5,000
      6/30/99                            11,194                    6,424
     12/31/99                            11,194                    7,756
         2000                            13,495                    7,756

                                Total AES Plants

                              [Vertical Bar Chart]

X-axis (bottom of chart): Years 1991 through and including 2000.

Y-axis (left side of chart): Number of AES power plants (listed in increments of 5 plants between and including 0 and 90 plants).

[Bar Chart lists two sets of data (i) number of foreign AES power plants and
(ii) number of domestic AES power plants. The number of foreign power plants is represented by blue bars and the number of domestic power plants is represented by yellow bars.]

                                       Foreign                  Domestic
         Year                          Plants                   Plants
         ----                          --------                 --------
         1991                             0                         5
         1992                             2                         6
         1993                             3                         6
         1994                             4                         6
         1995                             9                         6
         1996                            20                         6
         1997                            69                         6
         1998                            76                         9
      6/30/99                            81                        15
     12/31/99                            81                        20
         2000                            87                        20

                        Total AES Distribution Customers

                              [Vertical Bar Chart]

X-axis (bottom of chart): Years 1996 through and including 2000.

Y-axis (left side of chart): Total AES distribution customers (listed in increments of 1,000,000 customers between and including 0 and 14,000,000 customers).

[Bar Chart lists two sets of data (i) total foreign AES distribution customers and (ii) total domestic AES distribution customers. The number of foreign customers is represented by blue bars and the number of domestic customers is represented by yellow bars.]

                                       Foreign                 Domestic
         Year                         Customers                Customers
         ----                         ---------                ---------
         1996                         2,700,000                        0
         1997                         8,197,000                        0
         1998                        12,982,000                        0
      6/30/99                        13,622,000                        0
     12/31/99                        13,622,000                  252,800
         2000                        13,622,000                  252,800

                              AES Equity Customers

                              [Vertical Bar Chart]

X-axis (bottom of chart): Years 1996 through and including 2000.

Y-axis (left side of chart): Total AES distribution customers on a net equity basis (listed in increments of 200,000 customers between and including 0 and 3,800,000 customers).

[Bar Chart lists two sets of data (i) total foreign AES distribution customers on a net equity basis and (ii) total domestic AES distribution customers on a net equity basis. The number of foreign customers is represented by blue bars and the number of domestic customers is represented by yellow bars.]

                                       Foreign                 Domestic
         Year                         Customers                Customers
         ----                         ---------                ---------
         1996                           371,250                        0
         1997                         2,407,550                        0
         1998                         3,139,527                        0
      6/30/99                         3,552,027                        0
     12/31/99                         3,692,138                  252,800
         2000                         3,692,138                  252,800

                                  Total AES GWH

                              [Vertical Bar Chart]

X-axis (bottom of chart): Years 1996 through and including 2000.

Y-axis (left side of chart): Total AES gigawatt-hour sales (listed in increments of 10,000 gigawatt-hours between and including 0 and 120,000 gigawatt-hours).

[Bar Chart lists two sets of data (i) gigawatt-hour sales of foreign AES operations and (ii) gigawatt-hour sales of domestic AES operations. Foreign sales are represented by blue bars and domestic sales are represented by yellow bars.]

                                        Foreign                 Domestic
         Year                            Sales                   Sales
         ----                           -------                 --------
                                        (GWH)                    (GWH)
         1996                            19,981                        0
         1997                            64,686                        0
         1998                           102,036                        0
      6/30/99                           106,890                        0
     12/31/99                           106,890                    6,152
         2000                           106,890                    6,152

                                 AES Equity GWH

                              [Vertical Bar Chart]

X-axis (bottom of chart): Years 1996 through and including 2000.

Y-axis (left side of chart): Total AES gigawatt-hour sales on a net equity basis (listed in increments of 2,000 gigawatt-hours between and including 0 and 30,000 gigawatt-hours).

[Bar Chart lists two sets of data (i) gigawatt-hour sales of foreign AES operations on a net equity basis and (ii) gigawatt-hour sales of domestic AES operations on a net equity basis. Foreign sales are represented by blue bars and domestic sales are represented by yellow bars.]

                                        Foreign                 Domestic
         Year                            Sales                   Sales
         ----                           -------                 --------
                                         (GWH)                   (GWH)
         1996                             2,747                        0
         1997                            19,808                        0
         1998                            24,950                        0
      6/30/99                            27,927                        0
     12/31/99                            29,018                    6,152
         2000                            29,018                    6,152